UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-34220	95-4431352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Three D Systems Circle Rock Hill, SC	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 27, 2014, 3D Systems Corporation (the “Company”) entered into an underwriting agreement with Canaccord Genuity Inc., as representative of the several underwriters identified therein (the “Underwriting Agreement”), relating to the issuance and sale of 5,950,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”). The Company expects to receive aggregate net proceeds from this offering of approximately $299.7 million, after deducting estimated offering expenses payable by the Company.

The Company granted the underwriters an option, exercisable for 30 days after the date of the Underwriting Agreement, to purchase up to an aggregate of 892,500 additional shares of common stock to cover over-allotments.

The offering closed on May 30, 2014. The Shares were issued pursuant to the Company’s registration statement on Form S-3 (Reg. No. 333-196284), which was effective upon filing with the Securities and Exchange Commission on May 27, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement dated as of May 27, 2014 among the Company and Canaccord Genuity Inc., as representative of the several underwriters.

5.1	Opinion of Andrew M. Johnson regarding legality of the shares.

23.1	Consent of Andrew M. Johnson (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: May 30, 2014	/s/ ANDREW M. JOHNSON
(Signature)
Name: Andrew M. Johnson Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement dated as of May 27, 2014 among the Company and Canaccord Genuity Inc., as representative of the several underwriters.

5.1	Opinion of Andrew M. Johnson regarding legality of the shares.

23.1	Consent of Andrew M. Johnson (included in Exhibit 5.1).